EXHIBIT 10.3

BONANZA CREEK ENERGY, INC.
2017 LONG TERM INCENTIVE PLAN

(Effective April 28, 2017)

1. PURPOSE.	1
2. DEFINITIONS.	1
3. ADMINISTRATION OF THE PLAN.	5
3.1 Board.	5
3.2 Delegation of Authority.	5
3.3 Terms of Awards.	5
3.4 Deferral Arrangement.	6
3.5 No Liability.	6
3.6 Book Entry.	6
4. STOCK SUBJECT TO THE PLAN.	7
4.1 Share Reserve.	7
4.2 Prohibition on Liberal Share Recycling.	7
4.3 Assumption or Substitution of Awards.	7
5. EFFECTIVE DATE, DURATION AND AMENDMENTS.	7
5.1 Effective Date.	7
5.2 Term.	7
5.3 Amendment and Termination of the Plan.	7
6. AWARD ELIGIBILITY AND LIMITATIONS.	8
6.1 Service Providers and Other Persons.	8
6.2 Successive Awards and Substitute Awards.	8
6.3 Limitation on Shares of Stock Subject to Awards and Cash Awards.	8
6.4 Minimum Vesting Schedule.	8
7. AWARD AGREEMENT.	9
8. TERMS AND CONDITIONS OF OPTIONS.	9
8.1 Option Price.	9
8.2 Vesting.	9
8.3 Term.	9
8.4 Termination of Service.	9
8.5 Limitations on Exercise of Option.	9
8.6 Method of Exercise.	9
8.7 Rights of Holders of Options.	10
8.8 Delivery of Stock Certificates.	10
8.9 Transferability of Options.	10
8.10 Family Transfers.	10
8.11 Limitations on Incentive Stock Options.	10
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.	10
9.1 Right to Payment and Grant Price.	10
9.2 Other Terms.	11
10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS.	11
10.1 Grant of Restricted Stock or Stock Units.	11
10.2 Restrictions.	11
10.3 Restricted Stock Certificates.	11
10.4 Rights of Holders of Restricted Stock.	11
10.5 Rights of Holders of Stock Units.	12

10.6 Termination of Service.	12
10.7 Purchase of Restricted Stock.	12
10.8 Delivery of Stock.	12
11. TERMS AND CONDITIONS OF OTHER STOCK AWARDS.	12
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK.	13
12.1 General Rule.	13
12.2 Surrender of Stock.	13
12.3 Cashless Exercise.	13
12.4 Other Forms of Payment.	13
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS.	13
13.1 Dividend Equivalent Rights.	13
13.2 Termination of Service.	14
14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS.	14
14.1 Performance Conditions.	14
14.2 Performance or Annual Incentive Awards Granted to Designated Covered Employees.	14
14.3 Written Determinations.	15
14.4 Status of Section 14.2 Awards Under Code Section 162(m).	15
15. PARACHUTE LIMITATIONS.	15
16. REQUIREMENTS OF LAW.	16
16.1 General.	16
16.2 Rule 16b-3.	16
17. EFFECT OF CHANGES IN CAPITALIZATION.	17
17.1 Changes in Stock.	17
17.2 Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change in Control.	17
17.3 Change in Control.	17
17.4 Adjustments.	18
17.5 No Limitations on Company.	18
18. GENERAL PROVISIONS.	18
18.1 Disclaimer of Rights.	18
18.2 Nonexclusivity of the Plan.	18
18.3 Withholding Taxes.	18
18.4 Captions.	19
18.5 Other Provisions.	19
18.6 Number and Gender.	19
18.7 Severability.	19
18.8 Governing Law.	19
18.9 Section 409A of the Code.	19

ii

BONANZA CREEK ENERGY, INC.
2017 LONG TERM INCENTIVE PLAN

Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2017 Long Term Incentive Plan (the “Plan”), as follows:

1.	PURPOSE.

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, other stock awards (including unrestricted stock), dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS.

For purposes of interpreting the Plan and related documents (including Award Documents), the following definitions shall apply:

2.1       “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2       “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one (1) year (the fiscal year, unless otherwise specified by the Committee).

2.3       “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Other Stock Award, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4       “Award Document” means any written or electronic agreement, contract or other instrument or document that evidences and sets out the terms and conditions of an Award, which may, but need not, be executed or acknowledged by a Grantee.

2.5       “Board” means the Board of Directors of the Company.

2.6       “Change in Control” means

(i)       the acquisition after the Effective Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 2.6, the following acquisitions by a Person will not constitute a Change in Control: (I) any acquisition directly from the Company; (II) any acquisition by the Company; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of Section 2.6(iii) below; or (V) any acquisition, within 18 months following the Effective Date, by any Person who, as of the Effective Date, holds 5% or more of the Outstanding Common Stock or the Outstanding Company Voting Securities;

(ii)       the individuals who, as of the later of the date hereof or the last amendment to this Plan approved by the Board, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the later of the date hereof or the last amendment to this Plan approved by the Board whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Plan approved by the Board, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board of Directors will not be deemed a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Plan approved by the Board;

(iii)       the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company after the Effective Date (a “Business Combination”), unless following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)       the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; provided, however, that the consummation of the restructuring contemplated by the Plan of Reorganization shall not constitute a Change in Control.

2.7       “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8       “Committee” means the Company’s Compensation Committee.

2.9       “Company” has the meaning set forth in the preamble.

2.10       “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.11       “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.12       “Effective Date” means April 28, 2017.

2.13       “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14       “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith. Notwithstanding the foregoing, for purposes of reporting and calculating taxable income and applicable tax withholdings, the Company may use any reasonable method to determine the Fair Market Value, including (i) using the closing price of the Stock on the applicable exchange or in the applicable market on the date immediately prior to the determination date, and (ii) in the event the Grantee makes arrangements with the Company to satisfy the tax withholdings required by Section 18.3 pursuant to a same day “sell-to-cover” or similar transaction, treating Fair Market Value as the amount received upon sale of the Stock in such same day “sell-to-cover” or similar transaction.

2.15       “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.16       “GAAP” means U.S. generally accepted accounting principles.

2.17       “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.18       “Grantee” means a person who receives or holds an Award under the Plan.

2.19       “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20       “Intrinsic Value” means, (i) with respect to an Option or SAR, the product of (x) the excess, if any, of (A) the price or implied price per share of Stock in a Change in Control over (B) the exercise or grant price of such Option or SAR multiplied by (y) the number of shares of Stock covered by such Option or SAR, and (ii) with respect to any other Stock-based Award, the product of (A) the price or implied price per share of Stock in a Change of Control multiplied by (B) the number of shares of Stock covered by such other Stock-based Award.

2.21      “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22       “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23       “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24       “Other Stock Award” means an Award pursuant to Section 11 hereof

2.25       “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.26       “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.27       “Plan” has the meaning set forth in the preamble.

2.28       “Plan of Reorganization” means that certain Third Amended Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Bonanza Creek Energy, Inc. and certain of its affiliates, dated as of April 6, 2017.

2.29       “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.30       “Restricted Period” has the meaning set forth in Section 10.2.

2.31       “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.32       “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.33       “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34       “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Document, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35       “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.36       “Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed, reclassified or converted pursuant to any transaction or event of the type described in Section 17.

2.37       “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38       “Stock Unit” means a bookkeeping entry representing the equivalent of one or more shares of Stock as indicated in the Award Document awarded to a Grantee pursuant to Section 10 hereof.

2.39       “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40       “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.41       “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42       “Total Shares” has the meaning set forth in Section 4 hereof.

2.43       “Unrestricted Stock” means an Award granted pursuant to Section 11 hereof pursuant to which the Grantee may receive shares of Stock free of any restrictions under the Plan.

3.	ADMINISTRATION OF THE PLAN.

3.1	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Document, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Document. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Document shall be final, binding and conclusive.

3.2	Delegation of Authority.

The Board from time to time may delegate to the Committee, any other separate committees of the Board, or to one or more officers of the Company, such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)       Except as provided in subsection 3.2(ii) of this Section 3.2 and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two (2) or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(ii)       The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

(iii)       The Board may also appoint one or more officers of the Company, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Document entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee or such other delegate if the power and authority to do so has been delegated to the Committee or such other delegate by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or such other delegate shall be final, binding and conclusive. To the extent permitted by applicable law, the Committee may delegate its authority under the Plan to a member of the Board; but no other delegate hereunder may further delegate its authority.

3.3	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)       designate Grantees,

(ii)       determine the type or types of Awards to be made to a Grantee,

(iii)       determine the number of shares of Stock to be subject to an Award,

(iv)       establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)       prescribe the form of each Award Document evidencing an Award,

(vi)       make Awards to Grantees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country; and

(vii)       amend, modify, or supplement the terms of any outstanding Award.

Notwithstanding the foregoing, subject to Section 14.2.4, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, materially impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Document to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Document applicable to the Grantee. The Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for cause as defined in the applicable Award Document.

The grant of any Award shall be contingent upon the Grantee executing (in writing or electronically) the appropriate Award Document.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4	Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5	No Liability.

No member of the Board or of the Committee, nor any other delegate hereunder, shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Document.

3.6	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN.

4.1	Share Reserve.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 2,467,430 (the “Total Shares”). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

4.2	Prohibition on Liberal Share Recycling.

If any Award of SARs is settled in shares of Stock, then the number of SARs subject to the Award shall be deemed delivered for purposes of determining the maximum number of share of Stock available for delivery under the Plan, regardless of the number of shares of Stock that are issued upon the settlement of such SARs. In addition, if the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued including the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

4.3	Assumption or Substitution of Awards.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS.

5.1	Effective Date.

The Plan shall be effective as of the Effective Date.

5.2	Term.

The Plan may be terminated by the Board as provided in Section 5.3; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

5.3	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (1) materially increase the benefits accruing to participants under the Plan, (2) materially increase the aggregate number of shares of Stock that may be issued under the Plan or (3) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS.

6.1	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (4) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, and (5) any Outside Director.

6.2	Successive Awards and Substitute Awards.

An eligible person may receive more than one (1) Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1 the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original date of grant provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, but only after such time as the reliance period described in Treas. Reg. Section 1.162-27(f)(2) has expired:

(i)       the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 246,743 per calendar year;

(ii)       the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is 246,743 per calendar year;

(iii)       the maximum amount of any Annual Incentive Award that may be earned in any calendar year by any one (1) Grantee shall be $5,000,000;

(iv)       the maximum cash amount that may be earned pursuant to all Performance Award or other cash Awards granted in any calendar year to any one (1) Grantee shall be $5,000,000; provided, however, that for avoidance of doubt, the foregoing limit shall not apply to Annual Incentive Awards, which shall be subject solely to the separate limit set forth in Section 6.3(iii), above;

(v)       the maximum number of shares of Stock that may be delivered to Grantees and their beneficiaries with respect to Incentive Stock Options granted under the Plan is equal to the Total Shares; and

(vi)       in any calendar year, no Outside Director shall be granted Awards under the Plan that, together with any cash retainers or fees earned by such Outside Director for such year, have an aggregate fair value as of the grant date (as determined in accordance with applicable accounting standards) in excess of $750,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4	Minimum Vesting Schedule.

Except as set forth below, a vesting period of at least one (1) year shall apply to all Awards issued under the Plan. Up to 5% of the shares of Stock reserved for issuance under the Plan as of the Effective Date may be issued pursuant to Awards that are do not comply with such minimum one (1) year vesting period.

7.	AWARD AGREEMENT.

Each Award granted pursuant to the Plan shall be evidenced by an Award Document, in such written or electronic form or forms as the Board shall from time to time determine. Award Documents granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Document evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS.

8.1	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Document evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Document. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Document relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4	Termination of Service.

Each Award Document shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full, in a form of payment as provided in Section 12 hereof, of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Document, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are issued to such individual. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8	Delivery of Stock Certificates.

Subject to Section 3.6, promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option.

8.9	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers.

If authorized in the applicable Award Document, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (6) a gift, (7) a transfer under a domestic relations order in settlement of marital property rights; or (8) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (9) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (10) if and to the extent specifically provided in the related Award Document; and (11) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

9.1	Right to Payment and Grant Price.

An SAR shall confer on the Grantee to whom such SAR is granted a right to receive, upon exercise thereof, the excess of (12) the Fair Market Value of one share of Stock on the date of exercise over (13) the grant price of such

SAR as determined by the Board. The Award Document for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS.

10.1	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered). Stock Units may be used to grant awards commonly known as “restricted stock units” or “performance shares,” and all references in an Award Document to such types of awards shall be deemed to refer to Stock Units as authorized by this Plan.

10.2	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Sections 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3	Restricted Stock Certificates.

Subject to Section 3.6, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Document that either (14) the Secretary of the Company or its designee shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (15) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document.

10.4	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

10.5	Rights of Holders of Stock Units.

10.5.1	Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Document, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Document evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Document may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

10.6	Termination of Service.

Unless the Board otherwise provides in an Award Document or in writing after the Award Document is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (16) the aggregate par value of the shares of Stock represented by such Restricted Stock or (17) the Purchase Price, if any, specified in the Award Document relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8	Delivery of Stock.

Subject to Section 3.6, upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF OTHER STOCK AWARDS.

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price per share of Stock determined by the Board) to any Grantee: (a) Unrestricted Stock Awards or rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any other securities with a value derived from the value of or related to the Common Stock and/or returns thereon (“Other Stock Awards”). Other Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK.

12.1	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2	Surrender of Stock.

To the extent the Award Document so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Document so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4	Other Forms of Payment.

To the extent the Award Document so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS.

13.1	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon payment of, or lapse of restrictions on, but not exercise of (directly or indirectly), such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Document or in writing after the Award Document is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

14.1	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2	Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1	Performance Goals Generally.

The performance goals for such Performance Awards or Annual Incentive Awards shall consist of one (1) or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one (1) performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards. Performance goals may differ for Performance Awards or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) earnings per share; (ii) revenue; (iii) cash flow; (iv) cash flow from operations; (v) cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) net sales; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction; (xxi) market share; (xxii) change in the Fair Market Value of the Stock; (xxiii) operating margin; (xxiv) operating income; (xxv) reserve growth; (xxvi) reserve replacement; (xxvii) production growth; (xxviii) finding, development and exploration costs; (xxix) lease operating expense; (xxx) completion and/or integration of acquisitions of businesses or companies; (xxxi) completion of divestitures and asset sales; (xxxii) capital efficiency; (xxxiii) general and administrative expense; (xxxiv) safety; and (xxxv)

environmental record. Any of the above business criteria may be determined (a) on an absolute or relative basis (i.e., performance relative to peer companies), (b) as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies or (c) on a GAAP or non-GAAP basis.

14.2.3	Timing For Establishing Performance Goals.

Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4	Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4	Status of Section 14.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS.

Notwithstanding any contrary provision in this Plan, if a Grantee is a “disqualified individual” (as defined in Section 280G of the Code), and any Award under this Plan together with any other payments or benefits that such Grantee has a right to receive from the Company (and affiliated entities required to be aggregated in accordance with Q/A-10 and Q/A-46 of Treas. Reg. §1.280G-1) (collectively, the “Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code), the Payments shall be either (a) reduced (but not below zero) so that the aggregate present value of such Payments and benefits received by the Grantee from the Company and its Affiliates shall be $1.00 less than three times such Grantee’s “base amount” (as defined in Section 280G of the

Code) (the “Safe Harbor Amount”) and so that no portion of such Payments received by such Grantee shall be subject to the excise tax imposed by Section 4999; or (b) paid in full, whichever produces the better net after-tax result for such Grantee (taking into account any applicable excise tax under Section 4999 and any applicable federal, state and local income and employment taxes). The determination as to whether any such reduction in the amount of the Payments is necessary shall be made by the Company in good faith and such determination shall be conclusive and binding on such Grantee. If reduced Payments are made to the Grantee pursuant to this Section 15 and through error or otherwise those Payments exceed the Safe Harbor Amount, the Grantee shall immediately repay such excess to the Company or its applicable Affiliate upon notification that an overpayment has been made.

The reduction of Payments, if applicable, shall be made by reducing, first, severance payments to be paid in cash in the order in which such payments would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and second, by reducing any other cash payments that would be payable to the Grantee which are valued in full for purposes of Code Section 280G in a similar order (last to first), and third, by reducing any equity acceleration of awards which are valued in full for purposes of Section 280G of the Code in a similar order (last to first), and finally, by reducing any other payments or benefit in a similar order (last to first).

Notwithstanding anything above to the contrary, this Section 15 shall not apply to any Grantee who is subject to a specific provision under any separate employment contract or severance plan maintained by the Company or any of its Affiliates regarding the application of the golden parachute rules of Code Sections 280G and 4999.

16.	REQUIREMENTS OF LAW.

16.1	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION.

17.1	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any conversion, recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (36) the number and kind of shares subject to outstanding Awards and/or (37) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change in Control.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Document evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3	Change in Control.

Upon the occurrence of a Change in Control, each outstanding Award shall be deemed to have vested, and shall become exercisable (if applicable), in each case, to the extent so provided in the applicable Award Document; provided that the Board may elect to accelerate the vesting of, or cancel, or take any other action with respect to any outstanding Award, as it shall deem appropriate in its sole discretion. Notwithstanding the foregoing, if the Board elects to cancel any such outstanding Stock-based Award upon the occurrence of a Change in Control, the holder of such Award shall receive, in consideration of such cancellation, an amount of cash or marketable securities (if such securities are paid to the Company’s stockholders generally in connection with such Change in Control) with a value that is not less than the Intrinsic Value of such Award; provided that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Board may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor.

17.4	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change in Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Document. The Board may provide in the Award Documents at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1 and 17.2.

17.5	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS.

18.1	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Document shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Document, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation, or shall otherwise make arrangements satisfactory to the Company or the Affiliate, as the case may be, to provide for the timely payment of such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (38) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (39) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4	Captions.

The use of captions in this Plan or any Award Document is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Document.

18.5	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7	Severability.

If any provision of the Plan or any Award Document shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9	Section 409A of the Code.

Awards under the Plan are intended to be exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), and this Plan and all Award Documents shall be interpreted accordingly. In the event it is determined that any Award or Award Document would violate the requirements of Section 409A, the Board shall have the authority, but not the obligation, to amend the terms and conditions of the Award or the Award Document without the consent of the Participant to the minimum extent necessary to bring the Award or Award Document into compliance with Section 409A. However, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A, and neither the Company nor the Board will have any liability to any Grantee for such tax or penalty.

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